UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 30, 2025

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2025, reAlpha Tech Corp. (the “Company”) announced that it has appointed Piyush Phadke as the Company’s Chief Financial Officer (and principal financial and accounting officer), effective as of January 30, 2025. In connection with his appointment, Mr. Phadke will serve as principal financial and accounting officer of the Company, succeeding Rakesh Prasad, who served as the interim Chief Financial Officer during the search for a permanent Chief Financial Officer and Mr. Prasad will continue to serve as the Vice President of Finance of the Company.

Mr. Phadke, age 46, brings over 20 years of leadership and finance experience. Before joining the Company, Mr. Phadke served as Managing Director at BTIG, LLC, a global financial services firm, from January 2021 to September 2023, and as Director from May 2017 to January 2021, where he was part of the debt capital advisory group and executed multiple capital raise transactions across different products including term loans, high-yield bonds and mezzanine financings. Prior to his position at BTIG, LLC, Mr. Phadke served as Senior Vice President of the financial sponsors group at Jefferies LLC, an investment bank, from January 2016 until July 2016, and as Vice President of such group from July 2014 until January 2016, where he lead and structured the underwriting and syndication of leveraged loans and high-yield bonds to support leveraged buyouts. Prior to Jefferies LLC, Mr. Phadke held positions at Bank of America from July 2008 until June 2014, where he executed leveraged buyouts, refinancings, dividend recapitalizations, equity offerings and merger and acquisitions for private equity firms and their portfolio companies. Mr. Phadke received a Master of Business Administration in Corporate Finance and Financial Analysis from The Fuqua School of Business at Duke University, and a B.A. in Economics from Tufts University.

In connection with his appointment, the Company entered into an employment offer letter with Mr. Phadke, which sets forth the terms of Mr. Phadke’s services as Chief Financial Officer and his compensation arrangement, effective as of January 30, 2025 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Phadke will receive (i) an annual base salary of $250,000 (the “Base Salary”), which will be reviewed annually by the compensation committee of the Board (the “Compensation Committee”) and may be increased by the Compensation Committee at any time for any reason, (ii) an annual cash incentive bonus in an amount equal to 66.7% of his then Base Salary based on the achievement of certain performance targets to be established by the Compensation Committee, which bonus will be payable no later than two and a half months after the fiscal year to which the performance targets relate to, and (iii) certain other benefits such as unlimited vacation, health insurance and others. Mr. Phadke is also eligible to participate in the Company’s 2022 Equity Incentive Plan (as amended from time to time, the “Plan”), and may receive equity awards pursuant to the Plan, which equity awards may be subject to certain performance criteria and metrics that will be established by the Compensation Committee at such time, including financial, operational and other metrics. Mr. Phadke or the Company may terminate the Offer Letter at any time upon written notice to the other party, and it contains customary confidentiality provisions, intellectual property assignment provisions and a non-compete for a period of one year following the termination of his employment. Following his appointment, Mr. Phadke also entered into the Company’s standard form of indemnification agreement, the form of which was filed as Exhibit 10.17 to the Company’s registration statement on Form S-11 (File No. 333-271307) filed with the Securities and Exchange Commission on August 28, 2023.

The foregoing description of the Offer Letter does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

There is no arrangement or understanding between Mr. Phadke and any other person pursuant to which he was selected as Chief Financial Officer (and principal financial and accounting officer). Mr. Phadke has no family relationships with any of our directors or executive officers, and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On January 30, 2025, the Company issued a press release announcing Mr. Phadke’s appointment. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K. The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Piyush Phadke’s Offer Letter, effective as of January 30, 2025.
10.2	Form of Director and Officer Indemnification Agreement (previously filed as Exhibit 10.17 of Form S-11 filed with the SEC on August 28, 2023).
99.1**	Press Release, dated January 30, 2025.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
**	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2025	reAlpha Tech Corp.

	By:	/s/ Giri Devanur
Giri Devanur
Chief Executive Officer

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